UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

S&P Managed Futures Index Fund, LP
(Exact name of registrant as specified in its charter)

Delaware	000-50565	90-0080448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o RefcoFund Holdings, LLC
One World Financial Center
200 Liberty Street – Tower A
New York, New York  10281

(Address of principal executive offices)

(212) 693-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Current Status of Fund Operations.

PlusFunds Group, Inc. (“PlusFunds”), the investment manager of the SPhinX Managed Futures Fund SPC (the “SPhinX Fund”), the entity in which substantially all of the assets of S&P Managed Futures Index Fund, LP (the “Fund”) are invested, entered into an agreement with FTVentures (“FTV”), a private equity firm, under which FTV will acquire PlusFunds’ assets. As described further in the notice furnished with this Form 8-K from PlusFunds, FTV will not complete the transaction. PlusFunds has agreed with the SPhinX Fund to continue to operate PlusFunds’ business for an additional three months, subject to the Bankruptcy Court’s approval. During such time, PlusFunds intends to find a new investment manager for the SPhinX Fund. PlusFunds and the Sphinx Fund have agreed that PlusFunds’ fees with respect to the services it provides during the three-month period will not exceed approximately $2.15 million, which will ultimately be paid by the Fund’s investors.

In regard to the preference motion settlement, the Fund has retained the firm of Stevens & Lee to review the various options the Fund has in regard to objecting to the settlement filed with the court. The Fund plans to file an objection to the settlement as well as take appropriate actions to protect the economic interests of the investors in the Fund.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

99.1                           Notice to Investors dated May 9, 2006 by PlusFunds Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

S&P Managed Futures Index Fund, LP By: RefcoFund Holdings, LLC,
as General Partner
(Registrant)

By: /s/ Richard C. Butt
Date: May 17, 2006	Name: Richard C. Butt Title: President and Manager